SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 25, 2011
iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 430-3000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     iRobot Corporation (the “Company”) held its annual meeting of stockholders on May 25, 2011 to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 13, 2011. The final voting results from the meeting are set forth below.
Proposal 1
Votes regarding the election of the persons named below as class III members to the board of directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal, were as follows:

Name	For	Withheld	Broker Non-Votes

Gail Deegan	18,107,493	66,559	4,497,278
Andrea Geisser	17,871,827	302,225	4,497,278
Jacques S. Gansler, Ph.D.	17,866,613	307,439	4,497,278
Proposal 2
Votes regarding approval of the Company’s Senior Executive Compensation Plan, as amended and restated, were as follows:

For	Against	Abstentions	Broker Non-Votes

17,982,038	158,565	33,449	4,497,278
Proposal 3
Votes regarding ratification of the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011 were as follows:

For	Against	Abstentions

22,558,378	67,584	45,368
Proposal 4
Votes regarding the non-binding, advisory proposal approving named executive officer compensation were as follows:

For	Against	Abstentions	Broker Non-Votes

17,608,355	353,004	212,693	4,497,278
Proposal 5
Votes regarding the non-binding, advisory proposal on the frequency of holding the advisory vote on named executive officer compensation were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

12,262,661	175,656	5,701,176	34,559	4,497,278

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
May 27, 2011	By:	/s/ Glen D. Weinstein
		Name:	Glen D. Weinstein
		Title:	General Counsel and Secretary